SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of Earliest Event Reported) August 4, 2004

                          MANAKOA SERVICES CORPORATION
                               (FORMERLY KNOWN AS
                        ELECTRONIC IDENTIFICATION, INC.)
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)



                 NEVADA
                 (State or Other Jurisdiction of Incorporation)


             000-27365                                  88-0440528
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    (Commission File Number)                (I.R.S. Employer Identification No.)


             7203 W. Deschutes Avenue, Suite B, Kennewick, WA 99336
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               (Address of Principal Executive Offices) (Zip Code)


                                 (509) 736-7000
                    ---------------------------------------
              (Registrant's Telephone Number, Including Area Code)



Item 2.01  Completion of Acquisition of Disposition of Assets

The following description is a summary and is qualified in its entirety by the full terms and conditions that are filed herewith in the exhibit listed below.

Manakoa Services Corporation ("Manakoa") (PK:MKOS) has acquired Advanced Cyber Security, Inc. (ACSI), a wholly owned subsidiary of UTEK Corporation ("UTEK"), in a stock for stock transaction.

ACSI holds a worldwide license to a prototype program for systems administrator simulation training (SAST). The program rapidly evaluates the cyber security experience of system administrators to identify, circumvent or recover from hacker activity. The program consists of a network of training tools that simulate the cyber environment and are launched through an automated system.

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Subject to the terms and  conditions of the  Agreement and Plan of  Acquisition, all conditions precedent to closing were fulfilled and the transaction was completed September 3, 2004. Upon completion, the acquisition was made effective as of the date the Agreement and Plan of Acquisition was signed, August 4, 2004. All outstanding ACSI shares were acquired from UTEK by MANAKOA in exchange for 2,000,000 shares of Manakoa common stock, all issued to UTEK. At this time, Manakoa will continue to hold ACSI, as a wholly-owned subsidiary of MANAKOA.

The License Agreement held by ACSI is with Battelle Memorial Institute through its offices in Richland, Washington ("Licensor"). The license entitles ACSI to use certain software owned by Licensor ("Software") and certain intellectual property relating to part of the software for which Licensor has applied for a patent (the "Invention"). ACSI may use this Software and Invention and derivatives thereof to train and certify personnel to enable such personnel to perform testing and assessment of enterprise vulnerabilities.

The Software consists of three parts: a "Coordinated Attack Tool ("CAT"), a "Systems Administrator Simulation Trainer ("SAST") and a "Synthetic Computer Network Traffic Generator ("TrafficBot").

The license is exclusive with respect to the SAST Software and is nonexclusive with respect to the CAT and TrafficBot Software and the Invention (which relates to the TrafficBot Software).

In consideration for the License, the Licensee (ACSI) has agreed to the following payments. ACSI has made an initial, nonrefundable payment of $150,000. ACSI will pay a royalty of six and one-half percent (6.5%) of its net sales revenue from all products using the licensed Software or Invention ("Licensed Products"). Starting in 2007, certain minimum royalty payments must be made to maintain the license ($75,000 in 2007, rising to $2,000,000 in 2012 and years thereafter). In addition, ACSI will pay an annual "enablement fee" to Licensor of the greater of $50,000 or one half of one percent (0.05%) of ACSI's total annual revenues from this product, all sources. This payment may be made in cash or in Manakoa common stock (based on its average closing prices for the 20 trading days ending each December 15).

ACSI has also entered into a consulting agreement with Licensor for which it has pre-paid $50,000 for services to be rendered by Licensor through the end of 2004. Under this agreement, Licensor will be helping define further requirements and a development plan (roadmap) with respect to the Software covering calendar year 2005 in detail with a rougher plan for calendar years 2006 and 2007.

ACSI will also enter into a technical services agreement with Licensor of at least $500,000 per year for three years (2005-2007) with respect to the Software. It is anticipated that the services to be provided under this agreement will reflect the plan being developed under the current consulting agreement. ACSI will have a royalty free license to use any new intellectual property that is developed by Licensor in the performance of its services under the technical services agreement.

If the minimum royalties are not paid, or the other amounts described above are not paid, Licensor may convert the entire license into a non-exclusive license or terminate the license, at Licensor's sole discretion.

Item 9.01A Financial Statements of Business Acquired

ACSI was created by UTEK to hold the above described license. The sole assets of ACSI are the pre-paid consulting agreement and the license agreement described above. ACSI has had no operations. Unaudited financial statements reflecting these two assets are attached to Exhibit 2.1 being filed herewith as Exhibit B.


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Item 9.01A Financial Statements of Business Acquired - continued

Manakoa does not believe that audited financial statements for ACSI or for Manakoa reflecting the effects of this transaction are required for this transaction. If they are, such financial statements will be filed within the next 60 days.

Exhibit 2.1 Agreement and Plan of Acquisition between Advanced Cyber Security, Inc., UTEK Corporation and Manakoa Services Corporation, Signed August 4, 2004; including as part of Exhibit A, the License Agreement between Advanced Cyber Security Inc. and Battelle Memorial Institute.

Exhibit 99.1 Press Release of MANAKOA SERVICES CORPORATION, dated August 5, 2004, reporting MANAKOA SERVICES CORPORATION Acquires Cyber Security, Inc.; Acquistion Contains License to Cyber Security Simulation Technology.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


(Registrant)

Dated: September 7, 2004                     By: /s/ G. Robert Williams
                                             -----------------------------------
                                             Name:   G. Robert Williams
                                             Title: Chief Executive Officer


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